                                                                   EXHIBIT 10.44
                              BRE PROPERTIES, INC.

                           DEFERRED COMPENSATION PLAN



                           Effective January 1, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
                ..............................................................................
ARTICLE 1       ELIGIBILITY AND PARTICIPATION.................................................    1
     1.1     Selection by Committee...........................................................    1
     1.2     Deferral Elections...............................................................    1
             (a)    Initial Election..........................................................    1
             (b)    Subsequent Elections......................................................    1
             (c)    Irrevocability of Deferral Elections......................................    2
             (d)    Applicable Compensation...................................................    2
     1.3     Minimum and Maximum Deferrals....................................................    2
     1.4     Withholding of Deferrals.........................................................    2
ARTICLE 2       ACCOUNTS......................................................................    2
     2.1     Accounts.........................................................................    2
     2.2     Vesting..........................................................................    2
     2.3     Crediting Earnings on Accounts...................................................    2
     2.4     Investment Elections.............................................................    3
             (a)    Participants to Elect Investments.........................................    3
             (b)    Committee to Prescribe Investment Options.................................    3
             (c)    Committee May Change Investment Options...................................    3
ARTICLE 3       DISTRIBUTIONS.................................................................    3
     3.1     Unscheduled In Service Withdrawals...............................................    3
     3.2     Scheduled In Service Withdrawals.................................................    3
     3.3     Hardship Distributions...........................................................    3
     3.4     Distribution Following Termination of Employment (Other Than By Retirement)......    4
     3.5     Distribution Following Retirement................................................    4
             (a)   Form of Distribution.......................................................    4
             (b)   Initial Distribution Election..............................................    4
             (c)   Subsequent Distribution Elections..........................................    4
             (d)   Cashout of Installment Payments............................................    5
             (e)   Acceleration of Payments...................................................    5
     3.6     Distribution following Death.....................................................    5

                ..............................................................................
     3.7     Time for Payment.................................................................    5
ARTICLE 4       BENEFICIARIES.................................................................    5
     4.1     Beneficiaries....................................................................    5
     4.2     Procedure for Designating Beneficiaries..........................................    5
     4.3     Failure to Designate a Beneficiary...............................................    5
     4.4     Doubt as to Beneficiary..........................................................    5
ARTICLE 5       AMENDMENT OR TERMINATION OF THE PLAN..........................................    6
     5.1     Amendment........................................................................    6
     5.2     Termination......................................................................    6
ARTICLE 6       ADMINISTRATION................................................................    6
     6.1     Committee Duties.................................................................    6
     6.2     Agents...........................................................................    6
     6.3     Binding Effect of Decisions......................................................    6
     6.4     Indemnity........................................................................    6
ARTICLE 7       CLAIMS PROCEDURES.............................................................    7
     7.1     Claims Normally Not Required.....................................................    7
     7.2     Disputes.........................................................................    7
     7.3     Time for Filing Claims...........................................................    7
     7.4     Procedures.......................................................................    7
ARTICLE 8       TRUST.........................................................................    7
     8.1     Establishment of Trust...........................................................    7
     8.2     Relationship Between the Plan and the Trust......................................    8
ARTICLE 9       MISCELLANEOUS.................................................................    8
     9.1     Unsecured General Creditor.......................................................    8
     9.2     Company's Liability..............................................................    8
     9.3     Nonassignability.................................................................    8
     9.4     Not a Contract of Employment.....................................................    8
     9.5     Furnishing Information...........................................................    8
     9.6     Terms............................................................................    8

                ..............................................................................
     9.7     Captions.........................................................................    8
     9.8     Governing Law....................................................................    9
     9.9     Validity.........................................................................    9
     9.10    Notice...........................................................................    9
     9.11    Successors.......................................................................    9
     9.12    Spouse's Interest................................................................    9
     9.13    Incompetency.....................................................................    9
     9.14    Taxes and Withholding............................................................   10
ARTICLE 10      DEFINITIONS...................................................................   10
     10.1    "Account"........................................................................   10
     10.2    "Beneficiary"....................................................................   10
     10.3    "Beneficiary Designation Form"...................................................   10
     10.4    "Board"..........................................................................   10
     10.5    "Bonus"..........................................................................   10
     10.6    "Claimant".......................................................................   10
     10.7    "Committee"......................................................................   11
     10.8    "Company"........................................................................   11
     10.9    "Compensation"...................................................................   11
     10.10   "Deferral".......................................................................   11
     10.11   "Election Form"..................................................................   11
     10.12   "ERISA"..........................................................................   11
     10.13   "Participant"....................................................................   11
     10.14   "Plan"...........................................................................   11
     10.15   "Plan Year"......................................................................   11
     10.16   "Retirement".....................................................................   11
     10.17   "Termination of Employment"......................................................   12
     10.18   "Trust"..........................................................................   12

                              BRE PROPERTIES, INC.


                           DEFERRED COMPENSATION PLAN


                           Effective January 1, 2000

          This Plan provides salary reduction deferred compensation benefits to management or highly compensated employees who can contribute materially to the continued growth, development, and future business success of BRE Properties, Inc., and its affiliates. Capitalized terms are defined in the last Article of this Plan.

          The Plan is intended to be a plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of section 201(2) of ERISA. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA. The benefits under this Plan shall be paid out of the general assets of the Company, except to the extent they are paid from the assets of a Trust established by the Company to pay these benefits. No Participant shall have any interest whatsoever in any specific asset of the Company or its affiliates. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   Article 1
                         Eligibility and Participation

1.1 Selection by Committee. Participation in the Plan is limited to management or highly compensated employees of the Company that hold the title "Vice President," or a more senior title. If you are eligible to participate in the Plan, you will become a Participant on the date specified by the Committee. If the Committee thereafter elects to discontinue your active participation in the Plan, you will cease to be eligible to make further Deferrals on the date specified by the Committee, but you will remain a Participant and retain all your other rights under this Plan.

1.2  Deferral Elections.

(a) Initial Election. To commence Deferrals after being selected to become a Participant, you must make an initial Deferral election by delivering to the Committee a completed and signed Election Form, which will become effective as of the date the Committee prescribes or the first day of the next Plan Year, if earlier.

(b) Subsequent Elections. For any succeeding Plan Year in which you wish to change the amount of your Deferrals, you must file a new Election Form with the Committee by December 1, or such other date as determined by the Committee, before the Plan Year for which the election is made. Your new Election Form will supersede any prior Election Form, effective with your first payroll period in the new Plan Year.

(c)  Irrevocability of Deferral Elections.  Except as provided in subsection
     (b), above, or pursuant to Sections 3.1 or 3.3, Deferral elections are irrevocable and cannot be changed.

(d) Applicable Compensation. Your Election Form will be effective only with regard to Compensation earned or payable following the submission of the Election Form to the Committee.

1.3 Minimum and Maximum Deferrals. The minimum amount you may elect to defer during a Plan Year is $5,000 (or the maximum allowable Deferral, if less). The maximum amount that you may elect to defer during a Plan Year is 25 percent of the Compensation and 50 percent of the Bonus you would otherwise have received during the Plan Year, except as limited pursuant to Section 9.14.

1.4 Withholding of Deferrals. Your Deferrals will be withheld from your Compensation in accordance with your Election Form, subject to any rules established by the Committee prescribing how Deferrals are to be withheld.

                                   Article 2
                                   Accounts

2.1 Accounts. For recordkeeping purposes only, a separate Account will be maintained for you and each other Participant. Participants will receive periodic Account statements.

2.2 Vesting. All Accounts are fully Vested at all times. The only reasons you could forfeit all or a portion of your Account would be if you choose to resolve a dispute relating to the Plan other than under the Plan's claim procedures (see Section 7.4), elect to make an early withdrawal subject to early withdrawal penalties pursuant to Section 3.1, or in the event of the Company's insolvency. The Company may not charge any amounts it claims you owe the Company against your Vested Account except to the extent that you concede in writing that the debt then exists or it is finally established under the Plan's claim procedures. Notwithstanding any other Plan provision, the Company may delay distributions to you of an amount equal to what it claims you owe the Company until the existence of that debt is determined under the Plan's claim procedures.

2.3 Crediting Earnings on Accounts. Earnings will be credited (or debited, as the case may be) to your Account based on your investment election under
     Section 2.4. Deferrals shall be credited to your account when they are invested. For purposes of determining earnings of your Account, your Deferrals will be deemed to be invested as of the date your Deferrals are credited to your account up to the date of distribution. The Committee retains the discretion to make adjustments for earnings after the date of distribution, but before the Participant receives such distribution, as they may deem necessary.

2.4  Investment Elections.

(a) Participants to Elect Investments. In accordance with rules prescribed by the Committee, you will be entitled to elect the form of investment that will apply to your Account from among the options made available by the Committee. You may change your election to the extent, in the manner, and at such times as the Committee prescribes. To the extent that you fail to elect a then available investment option, the investment option then specified by the Committee will be applied.

(b) Committee to Prescribe Investment Options. The Committee will offer Participants one or more investment options. The Committee may offer different options to different groups of Participants.

(c) Committee May Change Investment Options. The Committee may add or discontinue investment options, but no change shall become effective until at least 30 days after the Committee has made a good faith effort to give Participants advance written notice of the change and an opportunity to make new investment elections.

                                   Article 3
                                 DISTRIBUTIONS

3.1 Unscheduled In Service Withdrawals. You may at any time elect to withdraw all of the balance then credited to your Account, less a 10 percent withdrawal penalty. For the balance of the Plan Year in which the withdrawal is made and for the succeeding Plan Year, you may not make any Deferrals under this Plan.

3.2 Scheduled In Service Withdrawals. When making a Deferral election for a Plan Year, you may elect to schedule a withdrawal of the undistributed portion of your Account. This election may only be made with your Deferral election, and may not be changed. The scheduled distribution date must be at least two years after the date you elect the scheduled in service withdrawal. Your future scheduled in service withdrawal elections will become void when your Company employment ends, and the balance in your Account will thereafter be distributed in accordance with this Article.

3.3 Hardship Distributions. Upon a finding that you have suffered a severe financial hardship due to an unforeseeable emergency, the Committee may, in its sole discretion, allow you to cease Deferrals, and, if necessary, make distributions from the your Account prior to the time specified for payment of benefits under the Plan. The amount of such Hardship Distribution will be limited to the amount reasonably necessary to meet the your requirements during the financial hardship. For purposes of this Plan, a severe financial hardship due to an unforeseeable emergency may result from a sudden and unexpected illness or accident, including an illness or accident involving your dependent (as defined in section 152(a) of the Internal Revenue Code), loss of your property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control. The circumstances that will constitute the unforeseeable emergency will depend on the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(a)  Through reimbursement or compensation by insurance or otherwise,

(b) By liquidation of the your assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(c)  By cessation of Deferrals under the Plan.

The Committee shall be entitled to rely on the truthfulness of facts and representations set forth by you in this request without the need for independent certification. For the balance of the Plan Year in which the you cease Deferrals or receive a Hardship Distributions, and for the succeeding Plan Year, you may not make any Deferrals under this Plan.

3.4 Distribution Following Termination of Employment (Other Than By Retirement). Following your Termination of Employment, you will be paid the balance then credited to your Account as a lump sum payment.

3.5  Distribution Following Retirement.

(a) Form of Distribution. Following your Retirement, you will be paid the balance then credited to your Account in accordance with the distribution method you have elected.

(b) Initial Distribution Election. On your initial Election Form, you may elect to receive distributions following Retirement in either a lump sum or in 5, 10, or 15 annual installment payments (or other installments, as determined by the Committee); if you fail to make a valid election, you will be deemed to have elected installment payments for 15 years. The amount of each installment payment will be determined by multiplying the balance then credited to your Account by a fraction, the numerator of which is 1 and the denominator of which is the number of unpaid installment payments (i.e., if you elect to receive 15 installments, the first 5 installments would be 1/15th, 1/14th, 1/13th, 1/12th, and 1/11th of the balance credited to your Account just before each installment distribution is made.

(c) Subsequent Distribution Elections. You may change your post-Retirement distribution election by filing a new Election Form. The new Election Form will not take effect unless it is filed with the Committee at least 365 days before the date of your Retirement.

(d) Cashout of Installment Payments. After installment payments to you commence, you may at any time elect to receive a lump sum payment of the balance then credited to your Account, less a 10 percent early withdrawal penalty.

(e) Acceleration of Payments. The Committee may unilaterally accelerate distributions under this Plan at any time for any reason. For example, if the Plan is terminated, the Committee may distribute your Account in a lump sum. Similarly, the Committee may elect to accelerate your installment payments if the amount in your Account is $25,000 or less.

3.6 Distribution following Death. The amount in your Account will be paid to your Beneficiary, as determined under Article 4, in lump sum.

3.7 Time for Payment. Payments under this Article will be made or commenced within 60 days after your Termination of Employment (other than by death), unscheduled withdrawal election, scheduled distribution date, or, in the event of your death, the date the Committee receives acceptable proof of your death, whichever is applicable.

                                   Article 4
                                 Beneficiaries

4.1 Beneficiaries. You will have the right, at any time, to designate Beneficiaries (both primary as well as contingent) to receive any benefits payable under the Plan after your death. You may designate the same or different Beneficiaries under this Plan as you designate under any other Company program in which you participate.

4.2 Procedure for Designating Beneficiaries. To designate your Beneficiaries, you must complete and sign a Beneficiary Designation Form and file it with the Committee. You may change your Beneficiaries by completing and signing a new Beneficiary Designation Form and filing it with the Committee. If you are married and name someone other than your then current spouse as a Beneficiary, your spouse must consent by signing the Beneficiary Designation Form unless the Committee, in its sole discretion, waives this spousal consent requirement. On filing with the Committee a properly executed new Beneficiary Designation Form, all of your previously filed Beneficiary designations will be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form you filed prior to your death.

4.3 Failure to Designate a Beneficiary. If you fail to designate a Beneficiary or no designated Beneficiary is then alive and can be located to receive Plan distributions on account of your death, your Beneficiary will be deemed to be your surviving spouse or, if none, your estate.

4.4 Doubt as to Beneficiary. Notwithstanding any other Plan provision, if the Committee has any doubt as to your proper Beneficiary, the Committee may, in its discretion, withhold payments until the matter is resolved to the Committee's satisfaction.

                                   Article 5
                     AMENDMENT OR TERMINATION OF THE PLAN

5.1 Amendment. The Company (acting through its Board of Directors or other persons as the Board may designate) may amend the Plan in whole or in part, but no amendment may materially decrease the rights you or your Beneficiary have under this Plan, nor may the protections set forth in this sentence be materially reduced by means of a Plan amendment.

5.2 Termination. The Company (acting through its Board of Directors or other persons as the Board may designate) reserves the right to terminate the Plan at any time, in which case all Deferral elections then in effect will be canceled, but the Plan will otherwise remain in effect until all Accounts have been distributed.

                                   Article 6
                                 Administration

6.1 Committee Duties. This Plan will be administered by the Compensation Committee of the Board, or other persons as the Compensation Committee may designate. The Board may also, in its sole discretion, appoint additional members of the Committee. The Committee shall have the discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan, including questions that may affect their own personal interests under the Plan.

6.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Company.

6.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final, conclusive, and binding on all persons having any interest in the Plan.

6.4 Indemnity. The Company shall indemnify and hold harmless each member of its Board of Directors, each member of the Committee, and any other person or persons (other than a corporate trustee) to whom any duty with respect to the Plan is allocated or delegated, from and against any and all liabilities, damages, claims, demands, losses, costs, or expenses, including reasonable attorneys fees, arising out of or as a result of the performance or nonperformance of their duties under the Plan or applicable law, other than such liabilities, damages, claims, demands, losses, costs, and expenses for which indemnification is prohibited by law.

                                   Article 7
                               Claims Procedures

7.1 Claims Normally Not Required. Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

7.2 Disputes. If any person (Claimant) believes that benefits are being denied improperly, that the Plan is not being operated properly, that any person has breached his, her, or its duties under the Plan, or that the Claimant's legal rights are being violated with respect to the Plan, the Claimant must file a formal claim with the Committee. This requirement applies to all claims that any Claimant has with respect to the Plan, except to the extent the Committee determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

7.3 Time for Filing Claims. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Committee in writing consents otherwise. The Committee shall provide a Claimant, on request, with a copy of the claims procedures established under Section 7.4.

7.4 Procedures. If and when needed, or before then, the Committee shall adopt procedures for considering claims, which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration will be the ultimate means of contesting a denied claim (even if the Committee or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim. Therefore, if a Claimant (or his or her successor or assign) seeks to resolve any claim by any means other than the prescribed claims and arbitration provisions, he or she must repay all benefits received under this Plan and will not be entitled to any further Plan benefits.

                                   Article 8
                                     Trust

8.1 Establishment of Trust. At its discretion, the Company may establish a Trust, with such trustees as the Board may approve, for the purpose of providing for the payment of Plan benefits. Such Trust may be irrevocable, but the assets of the Trust will be general assets of the Company subject to the claims of its general creditors. If the Company establishes a Trust, it shall transfer to the Trust an amount equal to the Deferrals credited to Accounts when such amounts are credited. The Company shall transfer to the Trust any additional amounts, if any, as the Committee, in its sole discretion, determines to be appropriate.

8.2 Relationship Between the Plan and the Trust. The provisions of the Plan shall govern your right to receive distributions pursuant to the Plan. The provisions of the Trust shall govern your right to Trust assets. The Company shall at all times remain liable to carry out its obligations under the Plan.

                                   Article 9
                                 Miscellaneous

9.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The Company's obligation under the Plan is merely an unfunded and unsecured promise to pay money in the future.

9.2 Company's Liability. The Company shall be liable for all benefits due under the Plan except to the extent they are paid by a Trust.

9.3 Nonassignability. Neither you nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt, the amounts, if any, payable under this Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. Except pursuant to Section 2.2 or a domestic relations order, unpaid Plan benefits shall not be subject to seizure or sequestration for the payment of any debts, judgments, alimony, separate maintenance, or family support owed by you or any other person, nor be transferable by operation of law in the event of your or any other person's bankruptcy or insolvency.

9.4 Not a Contract of Employment. This Plan shall not be deemed to constitute a contract of employment between you and the Company. Nothing in this Plan gives you the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge you at any time.

9.5 Furnishing Information. You must cooperate with the Committee by furnishing all information and by taking any other actions it requests, including taking physical examinations.

9.6 Terms. Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.7 Captions. The captions in this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8 Governing Law. Except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended, this Plan shall be construed and interpreted according to the laws of the State of California without regard to its conflicts of laws principles.

9.9 Validity. The illegality or invalidity of any Plan provision shall not affect the other provisions of the Plan.

9.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address shown below (or such other address or telefax number specified in notice given pursuant to this Section):

                            Chief Financial Officer
                              BRE Properties, Inc.

                              44 Montgomery Street
                                   36th Floor
                            San Francisco, CA 94104

              Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant, his or her Beneficiary and their permitted successors and assigns. If the Company sells or transfers all or a portion of its business in a bona fide arms' length transaction and you cease to be employed by the Company in connection with the transaction, the Company (acting through its Board of Directors or other persons as the Board may designate) may assign to the buyer or transferee its obligations to you under this Plan, after which the Company shall cease to have any further obligations to you under the Plan.

9.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by the spouse in any manner, including under the spouse's will or the laws of intestate succession.

9.13 Incompetency. If a benefit under this Plan is to be paid to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of the benefit to the guardian, legal representative, or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetency, incapacity, or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the Participant or his or her Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for the payment.

9.14 Taxes and Withholding. For each Plan Year in which Deferrals are being withheld, the Company shall withhold from that portion of the Participant's Compensation that is not being deferred, the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce a Participant's Deferrals in order to comply with this Section. The Company (or the trustee of the Trust) shall withhold from benefits distributed under the Plan all federal, state and local income, employment, and other taxes required to be withheld by applicable law.

                                  Article 10
                                  DEFINITIONS

                Unless otherwise clearly apparent from the context, the following phrases or terms used in this Plan shall have the meanings set forth below:

10.1 "Account" shall mean, as to a Participant, his or her Deferrals and any Company contributions credited to the Participant, adjusted for earnings and reduced by distributions to the Participant (including any taxes withheld from distributions). As to a Beneficiary, the term "Account" shall mean the portion of the Participant's Account initially payable to the Beneficiary, adjusted for earnings and reduced by distributions to the Beneficiary (including any taxes withheld from distributions). Accounts are bookkeeping entries utilized solely to determine the amounts payable to Participants and Beneficiaries pursuant to this Plan.

10.2 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated or determined in accordance with Article 4 to receive benefits under this Plan on the death of a Participant.

10.3 "Beneficiary Designation Form" shall mean the form prescribed by the Committee that a Participant completes, signs, and files with the Committee to designate Beneficiaries.

10.4        "Board" shall mean the Board of Directors of BRE Properties, Inc.

10.5 "Bonus" shall mean any amounts, other than Compensation, paid in a Plan Year to a Participant that the Committee so designates as a Bonus, for employment services rendered to the Company, before reduction for amounts contributed to or deferred under any Company benefit plan and excluding any severance benefits.

10.6        "Claimant" shall have the meaning set forth in Section 7.2.

10.7 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with Article 6, or any agent it designates.

10.8 "Company" shall mean BRE Properties, Inc., and all its affiliates as determined by the Committee, and their successors. However, as to all Plan provisions giving the Company powers and duties, the term "Company" only refers to BRE Properties, Inc., or its successor.

10.9 "Compensation" shall mean base salary paid in the Plan Year in question to a Participant for employment services rendered to the Company, before reduction for amounts contributed to or deferred under any Company benefit plan and excluding any severance benefits. "Compensation" also includes any amounts distributed to a Participant in the Plan Year in question from a company sponsored qualified retirement plan to comply with Internal Revenue Code nondiscrimination requirements or benefit limits.

10.10 "Deferral" shall mean Compensation and Bonus that a Participant defers in accordance with Article 1.

10.11 "Election Form" shall mean the form prescribed by the Committee that a Participant completes, signs, and files with the Committee to elect to make Deferrals under the Plan.

10.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

10.13 "Participant" shall mean any current or former employee of the Company who is then eligible to make Deferrals or who has any amount credited to his or her Account.

10.14 "Plan" shall mean the BRE Properties, Inc. Deferred Compensation Plan, as set forth in this document, as amended from time to time.

10.15       "Plan Year" shall mean the calendar year.

10.16 "Retirement" shall mean a Participant's termination of Company employment (other than by death) after attaining age 65. "Retirement" also means a Participant's commencement of a long term disability absence, the date of which shall be the date on which the Participant first receives benefits under a Company long-term disability plan (or the date on which the Participant would have qualified for benefits under such a plan had he or she been covered by it, as determined by the Committee), or any other event that the Committee, in its sole discretion, deems to be a Retirement. Notwithstanding any other Plan provision, if a disabled Participant returns to substantially full time employment with the Company while distributions from the Plan are still being made, the distributions shall cease, but the remaining balance of the Participant's Account shall be held for future payment in accordance with Article 3.

10.17 "Termination of Employment" shall mean a Participant's termination of Company employment (other than by death) for any reason.

10.18 "Trust" shall mean a "rabbi" trust, as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422, that may be established at the Company's discretion to pay Plan benefits. Despite the existence of a Trust, this Plan is technically an unfunded plan for all legal purposes.


          BRE Properties, Inc.


          By:_____________________________

          Its:_____________________________

          Date____________________________